UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 27, 2016

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado  81505

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

______________________

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On July 25, 2016, the Company sold an aggregate of 18,666,667 shares (the “Shares”) with gross proceeds to the Company of $280,000 to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”). The proceeds from this offering were used to pay RMB Australia Holdings Limited, as disclosed in the July 7, 2016 Form 8-K, and for general corporate purposes.

Each Share was sold for a purchase price of $0.015 per Share and consisted of one share of either the Company’s common stock, $0.0001 par value per share (the “Common Stock”) or Series B preferred stock, $.0001 par value per share (the “Preferred Stock”). In connection with the private placement, the Company issued an aggregate of 7,666,667 shares of its Common Stock and 11,000,000 shares of its Preferred Stock.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement attached as Exhibits 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2016, and hereby incorporated by reference.

The Shares were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No .	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2016	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer

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